EXHIBIT (17)(b)

PROXY TABULATOR P.O. BOX 859232 BRAINTREE, MA 02185-9232

EVERY SHAREHOLDER’S VOTE IS IMPORTANT *** 3 EASY WAYS TO VOTE YOUR PROXIES ***

VOTE BY PHONE	VOTE ON THE INTERNET	VOTE BY MAIL
1) Read the Proxy Statement and have this card	1) Read the Proxy Statement and have this card	1) Read the Proxy Statement
at hand	at hand	2) Check the appropriate boxes on this proxy
2) Call 1-800-[ ]	2) Go to www.[ ]	card
3) Enter control number shown on this proxy	3) Enter control number shown on this proxy	3) Sign and date this proxy card
card and follow the simple instructions	card and follow the on-screen instructions	4) Mail your completed proxy card in the
4) Keep this card for your records	4) Keep this card for your records	enclosed envelope

Eaton Vance Credit Opportunities Fund

SPECIAL MEETING OF SHAREHOLDERS November 13, 2009 PROXY SOLICITED ON BEHALF OF BOARD OF TRUSTEES

The undersigned holder of shares of beneficial interest of the above-referenced Fund (the “Fund”), hereby appoints, BARBARA E. CAMPBELL, MAUREEN A. GEMMA, DAN A. MAALOULY, SCOTT H. PAGE and PAYSON F. SWAFFIELD, and each of them, with full power of substitution and revocation, as proxies to represent the undersigned at the Special Meeting of Shareholders of the Fund to be held at the principal office of the Fund, Two International Place, Boston, Massachusetts, 02110 on Friday, November 13, 2009 at 3:00 P.M., Eastern Standard Time, and at any and all adjournments thereof, and to vote all shares of beneficial interest of the Fund which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, in accordance with the instructions on this proxy.

Dated:__________________

PLEASE VOTE, DATE, SIGN AND PROMPTLY RETURN
IN THE ACCOMPANYING ENVELOPE.
NO POSTAGE REQUIRED IF MAILED IN THE U.S.

________________________________________
Signature(s)

Note: Please sign this proxy as your name appears on the books of the Fund. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.

WHEN THIS PROXY IS PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSALS SET FORTH BELOW AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO ALL OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENTS THEREOF. THE UNDERSIGNED ACKNOWLEDGES RECEIPT OF THE ACCOMPANYING NOTICE OF SPECIAL MEETING AND PROXY STATEMENT.

Please fill in box(es) as shown using black or blue ink or number 2 pencil. PLEASE DO NOT USE FINE POINT PENS.  [ X ]

THE BOARD OF TRUSTEES RECOMMENDS A VOTE FOR THE FOLLOWING:

	FOR	AGAINST	ABSTAIN

1. To approve the Agreement and Plan of Reorganization between Eaton Vance
Credit Opportunities Fund (the “Acquired Fund”) and Eaton Vance Limited	[ ]	[ ]	[ ]
Duration Income Fund, the termination of the Acquired Fund’s registration under the Investment Company Act of 1940, as amended, and the dissolution of the
Acquired Fund under applicable state law, as described in the accompanying proxy statement/prospectus.

NOTE ADDRESS CHANGE:	____________________________
____________________________
____________________________

PLEASE SIGN ON REVERSE SIDE